UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Memorial Drive, Suite 300 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2018, Syros Pharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase Agreement, dated as of January 8, 2018, with Incyte Corporation (“Incyte”) (the “Stock Purchase Agreement”), pursuant to which, among other things, the Company granted to Incyte the right to purchase up to its pro rata share of the securities offered in certain subsequent offerings of the Company’s common stock or common stock equivalents, subject to the terms and conditions set forth in the Stock Purchase Agreement (“Participation Right”).  As announced on January 30, 2018, the Company priced an underwritten public offering of 4,188,481 shares of its common stock at a price to the public of $9.55 per share, before underwriting discounts (the “Public Offering”).  As further described below, Incyte has exercised its Participation Right to undertake a side-by-side private placement at the same time as the Public Offering (the “Private Placement”).

Item 1.01              Entry into a Material Definitive Agreement.

On January 31, 2018, the Company entered into an Amendment No. 1 to the Stock Purchase Agreement with Incyte (the “Amendment”) to facilitate the Private Placement.  Pursuant to the Stock Purchase Agreement, as amended by the Amendment, Incyte agreed to purchase 125,656 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for an aggregate purchase price of $1.2 million in cash, or $9.55 per share, in the Private Placement.  The number of Shares that Incyte agreed to purchase is equal to its pro rata share (as calculated pursuant to the Stock Purchase Agreement, as amended).  The closing of the sale of the Shares (the “Closing”) will take place concurrently with the closing of the Public Offering, which is expected to occur on or about February 2, 2018, and each closing is subject to customary closing conditions.

Pursuant to the terms of the Stock Purchase Agreement, as amended by the Amendment, the Company has agreed to file an amendment to its Registration Statement on Form S-3 (File No. 333-222634) to cover the resale by Incyte of the Shares within 30 days following the Closing.

The foregoing description of the material terms of the Amendment is qualified in its entirety by the terms of the Amendment, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information contained above in the Explanatory Note and Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Incyte in the Stock Purchase Agreement, as amended by the Amendment, the offering and sale of the Shares will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.  The sale of the securities will not involve a public offering.  Incyte represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Shares for investment purposes only and not with a view to any distribution of the Shares in violation of the United States federal securities laws.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s plans to consummate the proposed Public Offering and Private Placement, and its plans to file a registration statement to register the resale of the Shares. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the satisfaction of customary closing conditions related to the proposed Public Offering and Private Placement; risks described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which is on file with the SEC; and risks described in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: January 31, 2018	By:	/s/ Gerald E. Quirk
Gerald E. Quirk
Chief Legal & Administrative Officer